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                                                                    EXHIBIT 10.2

         FIRST AMENDMENT TO VANS, INC. DEFERRED COMPENSATION AGREEMENT
                             FOR WALTER SCHOENFELD


                 This First Amendment to Vans, Inc. Deferred Compensation Agreement is made and entered into, and is effective, as of this 1st day of June, 1996, by and between VANS, INC., a Delaware corporation (the "Company"), and WALTER SCHOENFELD (the "Executive"), with reference to the following facts:

                 A. As of June 1, 1996, the Company and the Executive entered into that certain "Vans, Inc. Deferred Compensation Agreement for Walter Schoenfeld" (the "Agreement"); and

                 B. The Executive and the Company hereby desire to amend the Agreement, in the following particulars only:

                 NOW, THEREFORE, in consideration of the foregoing recitals, and the agreements hereinafter set forth, the parties hereto agree as follows:

1. Section 2(b) of the Agreement shall be amended by adding to the end thereof the following:

                 "Notwithstanding the foregoing provisions of this Section 2, the Executive shall have one irrevocable option to receive a single lump sum payment equal to the then remaining
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                 balance of the Trust as of January 31, 2001.  This option
                 shall be exercisable only by written instrument delivered to the Company on or after November 1, 2000, and on or before December 15, 2000. If such option shall be exercised effectively, the then remaining balance of the Trust as of January 31, 2001, shall be paid to the Executive on or after February 28, 2001, but in no event later than March 31, 2001, and the Company shall have no further obligation to make any other payments otherwise due under the Agreement or the Trust, including without limitation any payments otherwise required pursuant to Section 2(a). If such option shall not be exercised effectively, then it shall lapse, and all payments due hereunder shall only be made as provided in Section 2(a) hereof."





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2.      Except as expressly amended hereby, the Agreement is hereby ratified, affirmed and approved in all respects.

                                           "Company"
                                           VANS, INC., A Delaware Corporation



                                           By:______________________________


                                           "Executive"



                                           By:______________________________
                                              WALTER SCHOENFELD




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